Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,562,750
Unrealized Gain (Loss) on Market Value of Futures	(43,360,940)
Dividend Income	11,951
Interest Income	251,512
ETF Transaction Fees	23,000
Total Income (Loss)	$(38,511,727)

Expenses
General Partner Management Fees	$220,217
Professional Fees	114,013
Brokerage Commissions	126,570
Non-interested Directors' Fees and Expenses	2,502
Prepaid Insurance Expense	2,110
NYMEX License Fee	5,505
SEC & FINRA Registration Expense	14,030
Total Expenses	$484,947
Net Income (Loss)	$(38,996,674)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/17	$446,356,970
Additions (22,400,000 Shares)	167,724,503
Withdrawals (18,800,000 Shares)	(142,233,047)
Net Income (Loss)	(38,996,674)

Net Asset Value End of Month	$432,851,752
Net Asset Value Per Share (62,566,476 Shares)	$6.92

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612